Exhibit 99

This presentation may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this presentation of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive.

All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the company’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the company’s exploration and development efforts; the price of oil and gas; the worldwide economic situation; changes in interest rates or inflation; the ability of the company to transport gas; willingness and ability of third parties to honor their contractual commitments; the company’s ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the company’s capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the company’s ability to identify, finance and integrate any future acquisitions; and the volatility of the company’s stock price.Key StatisticsStock Price  (07/10/15) $11.20   52 Week High/Low $13.75-$8.05  Shares Outstanding (05/31/15) Diluted 105 M  Public Float  ~95 M Options Outstanding @ avg. price $9.30 (05/31/15) 4.1 MAvg. Daily Vol. (3 month) 1.5 MMarket Capitalization $1.17 B Institutional Holdings 72% Insider & Employee Holdings, est. ~10% Fiscal Year End August 31 Cash & Cash Equivalents (06/30/15)  $140 M

Total Outstanding Debt* (06/30/15)  $87 M

§~ 89,000 net acres in the Greater Wattenberg  Area (approximately 90% operated)
§~ 35,000* net acre position in the Core Wattenberg (approximately 20,000 acres held by production)
§~ 54,000 net acres in the NE Wattenberg Extension Area
§Option to extend most  leases for 2-4 years at ~$100 per acre

§~ 35,000 net acre position in the Core Wattenberg
§60 Horizontal wells drilled and completed on 9 SYRG pads with 100% success rate
§> 95% of fiscal 2016 capex focused on Core Wattenberg
§Fiscal 2016 drilling program will include more mid and extended length lateral wells and Niobrara A bench wells.

§~ 54,000 Net Acres, Synergy has a 100% working interest.
§Conrad well, a standard 4,300 foot horizontal well targeting the Greenhorn Formation has been drilled, completion phase to begin Summer 2015.

 Edward Holloway, co-CEO •33 years as an executive of oil and gas companies focused on the Wattenberg Field in the D-J Basin  •Built three Wattenberg companies and sold each of them to larger, public companies  •William Scaff, Jr., co-CEO •Over 30 years of management in the oil and gas industry with focus on the D-J Basin •Lynn Peterson, President • Mr. Peterson is the former co-founder, President and CEO of Kodiak Oil & Gas which was sold in 2014, over 30 years of experience in executive management of oil and gas companies •Frank (Monty) Jennings, CFO •More than 35 years of accounting and finance experience, including oil & gas exploration and production  •Craig Rasmuson, COO •Joined SYRG in 2008 and has 9 years in the oil and gas industry all focused on the D-J Basin •Jon Kruljac, VP, Capital Markets & Investor Relations •30 years of experience in capital markets including 23 years of focus on small cap, Rocky Mountain based E&P companies

•Exploration agreement with a private operator on SYRG Leasehold:
•Participate in up to 10 wells covering 8,000 net acres in Dundy Co. Nebraska •Estimated vertical completed well cost - $550k-$650k •Synergy will pay 3/8ths of well cost •Retain a 50% WI and overriding royalty •Re-work and perforation activity by operating partner continues •long term leases with 85% Net Revenue Interest
•Private competitors including Berexco, Murfin Drilling Co, and  Mull Drilling Company are active in the area. Crude locally refined

§~ 65,000 net acres, with long term leases and 85% NRI §Proven shallow Niobrara dry gas field, economic above $4/mcf §2 days to drill and complete vertical wells (est. cost $250k) §Area has existing  gas gathering and processing infrastructure §Numerous deeper exploratory tests being drilled by other operators